UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2010
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300 New York, New York	10176

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-0200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2010, the Compensation Committee of the Company approved equity grants consisting of stock options and restricted stock units to James Lusk, Executive Vice President, Chief Financial Officer and Principal Accounting Officer, James McClure, Executive Vice President and President of ABM Janitorial Services, Steven M. Zaccagnini, Executive Vice President and President of ABM Facility Services, and Sarah H. McConnell, Senior Vice President and General Counsel. These grants are effective on March 31, 2010. Henrik C. Slipsager, President and Chief Executive Officer of the Company, had requested that the Compensation Committee consider making equity grants to these executive officers, consistent with the Company’s compensation philosophy which seeks to motivate and retain key executives as well as to recognize contributions made by these executives to the Company. Mr. Slipsager specifically requested that he not be considered for an award. The Compensation Committee reviewed various considerations related to the proposed awards and determined that such awards were appropriate and would further the Company’s goals and objectives as it relates to retention and recognition. As described below, the equity grants consist of stock option awards and awards of restricted stock units which do not vest until the fifth anniversary of the date of grant and which do not contain accelerated vesting in the event of an executive’s retirement prior to the vesting date.
In connection with these grants, on March 31, 2010, the Board of Directors of the Company amended and restated the Statement of Terms and Conditions Applicable to Options, Restricted Stock, Restricted Stock Units and Performance Shares Granted to Employees Pursuant to the 2006 Equity Incentive Plan to increase the flexibility of the administrator under the 2006 Equity Incentive Plan to establish vesting criteria with respect to equity awards.
The above summary is qualified in its entirety by the terms and conditions set forth in the Amended and Restated Statement of Terms and Conditions Applicable to Options, Restricted Stock, Restricted Stock Units and Performance Shares Granted to Employees Pursuant to the 2006 Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1.
The number of restricted stock units awarded to each officer is based on the fair market value of ABM common stock at the close of business on March 31, 2010 and is determined by dividing the dollar amount set forth opposite each officer’s name on the list below by the fair market value of ABM common stock on March 31, 2010. The fair market value means the closing price at which ABM common stock traded on March 31, 2010 (FMV) which was $21.20.

Name	Dollar Amount	Restricted Stock Units Awarded
James Lusk	$400,000	18,867
James McClure	$750,000	35,377
Steven Zaccagnini	$400,000	18,867
Sarah H. McConnell	$150,000	7,075
The number of shares subject to the nonqualified stock options awarded to each officer is established by reference to the dollar amount set forth opposite such officer’s name on the list below and based on the Black-Scholes value for such options on March 31, 2010. The exercise price for such options is the FMV of ABM common stock at the close of business on March 31, 2010, which was $21.20.

Name	Dollar Amount	Options Awarded
James Lusk	$400,000	61,728
James McClure	$750,000	115,740
Steven Zaccagnini	$400,000	61,728
Sarah H. McConnell	$150,000	23,148
Restricted stock units granted to each such officer will vest on March 31, 2015 and stock options granted to each officer will vest on March 31, 2015. Unvested restricted stock units and unvested stock options may vest prior to March 31, 2015, on a pro rata basis, in the event of the officer’s death or disability. In addition, unvested restricted stock units and unvested stock options may vest prior to March 31, 2015, in the event of a change of control.
The above summary relating to the grant of restricted stock units and stock options is qualified in its entirety by the terms and conditions set forth in the form of restricted stock unit award agreement and form of stock option award agreement, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively; and by the Amended and Restated Statement of Terms and Conditions Applicable to Options, Restricted Stock, Restricted Stock Units and Performance Shares Granted to Employees Pursuant to the 2006 Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1; and to the 2006 Equity Incentive Plan.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description

10.1	Amended and Restated Statement of Terms and Conditions Applicable to Options, Restricted Stock, Restricted Stock Units and Performance Shares Granted to Employees Pursuant to the 2006 Equity Incentive Plan, effective as of March 31, 2010.

10.2	Form of Restricted Stock Unit Award Agreement dated March 31, 2010 for Awards to Certain Executive Officers.

10.3	Form of Stock Option Agreement dated March 31, 2010 for Awards to Certain Executive Officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ABM INDUSTRIES INCORPORATED (Registrant)
Date: April 2, 2010	By:	/s/ Sarah H. McConnell
		Name:	Sarah H. McConnell
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Number	Description

10.1	Amended and Restated Statement of Terms and Conditions Applicable to Options, Restricted Stock, Restricted Stock Units and Performance Shares Granted to Employees Pursuant to the 2006 Equity Incentive Plan, effective as of March 31, 2010.

10.2	Form of Restricted Stock Unit Award Agreement dated March 31, 2010 for Awards to Certain Executive Officers.

10.3	Form of Stock Option Agreement dated March 31, 2010 for Awards to Certain Executive Officers.